Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of MariMed Inc. (the “Company”) on Form 10-Q for the nine months ended September 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jon R. Levine, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, our financial condition and result of operations.

MARIMED INC.
(Registrant)

Date: November 14, 2017	By:	/s/ Jon R. Levine
Jon R. Levine
Chief Financial Officer